Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), the undersigned officer of Cooperative Computing, Inc., a Delaware corporation (the “Company”), does hereby certify that, to the best of such officer’s knowledge (i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cooperative Computing, Inc. and will be retained by Cooperative Computing, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

By:

/s/ MICHAEL A. AVILES	05/14/03
Michael A. Aviles	Date
Chairman of the Board,
President and Chief Executive Officer